Exhibit 99.4

MMMMMMMMMMMM . PRELIMINARY — SUBJECT TO COMPLETION MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by , EST, on . MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/SSB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. + ForAgainst Abstain 1. Proposal to approve the Agreement and Plan of Merger, dated as of April 26, 2017, by and between Park Sterling Corporation (“Park Sterling”) and South State Corporation (“South State”), pursuant to which Park Sterling will merge with and into South State (the “South State merger proposal”). 2. Proposal to approve an amendment to South State’s Amended and Restated Articles of Incorporation to increase South State's authorized shares of common stock from 40 million shares to 80 million shares (the “South State amendment proposal”). 3. Proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the South State merger proposal (the “South State adjournment proposal”). 4. And, in the discretion of said agents, upon such other business as may properly come before the special meeting, and matters incidental to the conduct of the meeting. Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 4 3 1 4 6 1 02NEZA MMMMMMMMM C B A Special Meeting Proxy Card1234 5678 9012 345 X IMPORTANT SPECIAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q PRELIMINARY — SUBJECT TO COMPLETION Proxy — South State Corporation This Proxy is Solicited on Behalf of the Board of Directors for the Special Meeting of Shareholders at Robert R. Hill, Jr. and John C. Pollok, and each of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of South State Corporation held of record by the undersigned on the record date upon all matters that may properly come before the special meeting of shareholders to be held on , and at any adjournment thereof. YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Special Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED “FOR” SUCH MATTER. (Items to be voted appear on the reverse side.)